UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

SEITEL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10165	76-0025431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10811 S. Westview Circle Drive

Building C, Suite 100

Houston, Texas     77043

(Address of Principal Executive Offices)      (Zip Code)

(713) 881-8900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Credit Facility

On May 25, 2011, Seitel, Inc. (the “Company”) and Olympic Seismic Ltd. (“Olympic”), its wholly-owned Canadian subsidiary, entered into a Credit Agreement (the “Credit Facility”) with Wells Fargo Capital Finance, LLC (the “U.S. Lender”) and Wells Fargo Capital Finance Corporation Canada (the “Canadian Lender,” and collectively with the U.S. Lender, the “Lenders”). The Credit Facility provides a $30,000,000 revolving credit facility with a Canadian sublimit of $5,000,000 and a two and a half year maturity, which will be extended upon the occurrence of certain refinancing of the Company’s existing high yield notes. Each existing and future direct and indirect wholly-owned domestic subsidiary of the Company (collectively, the “U.S. Guarantors”) is a guarantor of payment of the U.S. obligations under the Credit Facility and each future direct and indirect wholly-owned Canadian subsidiary of Olympic is a guarantor of payment of the Canadian obligations under the Credit Facility.

The proceeds of the Credit Facility are available, subject to various conditions, for general corporate purpose, including working capital. The borrowings under the Credit Facility by the Company are secured by a perfected first priority lien and security interest (subject to certain exceptions) in favor of the U.S. Lender in all present and future assets and equity of the Company, Olympic and each U.S. Guarantor, and borrowings by Olympic are secured by a perfected first priority lien and security interest (subject to certain exceptions) in favor of the Canadian Lender in all present and future assets of Olympic. The Credit Facility has a variable interest rate depending on certain factors.

The Credit Facility requires that the Company maintain certain minimum Excess Availability (as defined in the Credit Facility) levels or the Fixed Charge Coverage Ratio (as defined in the Credit Facility) shall not be less than 1.00 to 1.00. In addition, the Credit Facility contains affirmative and negative covenants, representations and warranties, borrowing conditions, events of default and remedies for the Lender. The aggregate loan or any individual loan made under the Credit Facility may be prepaid at any time subject to certain restrictions. The Credit Facility is also subject to the payment of upfront, letter of credit, administrative and certain other fees.

The description set forth above of certain of the terms of the Credit Facility does not purport to be complete and is qualified in its entirety by the full text of the Credit Facility, which is attached to this Current Report as Exhibit 10.1 and which is incorporated herein by reference.

Security Agreements

On May 25, 2011, the Company and the U.S. Guarantors entered into a Security Agreement in favor of the U.S. Lender, as administrative agent and collateral agent (the “Security Agreement”), for the benefit of the U.S. Lender. Pursuant to the Security Agreement, the U.S. obligations under the Credit Facility are secured by a perfected first priority lien and security interest (subject to certain exceptions) in favor of the U.S. Lender in all present and future assets and equity of the Company and each U.S. Guarantor and 65% of the equity in Olympic.

In connection with the Security Agreement, on May 25, 2011, the Company entered into a Trademark Security Agreement in favor of the U.S. Lender, as administrative agent and collateral agent, (the “Trademark Security Agreement”) for the purpose of recording the security interest granted under the Security Agreement to the collateral agent in the Trademarks (as defined in the Security Agreement) with the U.S. Patent and Trademark Office.

The description set forth above of certain of the terms of the Security Agreement and the Trademark Security Agreement does not purport to be complete and is qualified in its entirety by the full text of the Security Agreement and the Trademark Security Agreement, which are attached to this Current Report as Exhibits 10.2 and 10.3, respectively, and which is incorporated herein by reference.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits:

Exhibit 10.1

Credit Agreement, dated May 25, 2011, by and among Seitel, Inc. and Olympic Seismic Ltd., as borrowers, and Wells Fargo Capital Finance, LLC and Wells Fargo Capital Finance Corporation Canada, as lenders.

Exhibit 10.2	Security Agreement, dated May 25, 2011, by and among the Grantors listed on the signature pages thereto and Wells Fargo Capital Finance, LLC, as administrative agent and collateral agent.

Exhibit 10.3	Trademark Security Agreement, dated May 25, 2011, by and among the Grantors listed on the signature pages thereto and Wells Fargo Capital Finance, LLC, as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2011	SEITEL, INC.

	By:	/s/ Robert D. Monson
Robert D. Monson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1

Credit Agreement, dated May 25, 2011, by and among Seitel, Inc. and Olympic Seismic Ltd., as borrowers, and Wells Fargo Capital Finance, LLC and Wells Fargo Capital Finance Corporation Canada, as lenders.

Exhibit 10.2	Security Agreement, dated May 25, 2011, by and among the Grantors listed on the signature pages thereto and Wells Fargo Capital Finance, LLC, as administrative agent and collateral agent.

Exhibit 10.3	Trademark Security Agreement, dated May 25, 2011, by and among the Grantors listed on the signature pages thereto and Wells Fargo Capital Finance, LLC, as administrative agent and collateral agent.

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